UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2024

Latham Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road, Latham, NY	12110
(Address of principal executive offices)	(Zip Code)

(800) 833-3800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2024, at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Latham Group, Inc. (the “Company”), the stockholders of the Company:

(1)	Elected the two Class III director nominees, with each director to hold office until the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service; and

(2)	Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Set forth below are the final voting results for each matter presented to stockholders at the Annual Meeting.

Proposal 1: Election of Class III Directors

Nominee	For	Withheld	Broker Non-Votes
Suzan Morno-Wade	98,188,638	1,734,319	1,622,948
Brian Pratt	82,051,089	17,871,868	1,622,948

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
103,464,475	274,970	1,764

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2024

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President